EXHIBIT 99.1

PRESS RELEASE
February 5, 2026

Arrowhead Pharmaceuticals Reports Fiscal 2026 First Quarter Results
Conference Call and Webcast Today, February 5, 2026 at 4:30 p.m. ET

PASADENA, Calif., February 5, 2026 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its fiscal 2026 first quarter ended December 31, 2025. The Company is hosting a conference call today, February 5, 2026, at 4:30 p.m. ET to discuss the results.

“We had another quarter of strong execution across all areas of our business and we think Arrowhead is extremely well positioned to build on this progress throughout 2026 and beyond,” said Christopher Anzalone, Ph.D., President and CEO at Arrowhead. “In fact, the recent months have included some of the more significant achievements in our Company’s history. We received regulatory approval for REDEMPLO® in familial chylomicronemia syndrome in three different countries and launched our first commercial product in the U.S.; we continued to grow our cardiometabolic portfolio; we had encouraging early results from our obesity programs; we advanced our TRiM™ platform and CNS pipeline; and, lastly, we meaningfully improved our financial position to advance these and other programs forward.”

Webcast and Conference Call and Details
Investors may access a live audio webcast on the Events and Presentations page under the Investors section of the Arrowhead website. A replay of the webcast will be available approximately two hours after the conclusion of the call.

For analysts that wish to participate in the conference call, please register at https://register-conf.media-server.com/register/BIf75928b390fb452f963ab43a18d60220. Once registered, you will receive the dial-in number and a personalized PIN code that will be required to access the call.
Key Commercial Events
•Announced that on November 18, 2025, the U.S. FDA approved REDEMPLO® (plozasiran), a small interfering RNA (siRNA) medicine, as an adjunct to diet to reduce triglycerides in adults with familial chylomicronemia syndrome (FCS);
◦FCS is a severe, rare disease, with an estimated 6,500 people in the U.S. living with genetic or clinical FCS, characterized by triglyceride levels that can be 10 to 100 times higher than normal leading to a substantially higher risk of developing acute, recurrent, and potentially fatal pancreatitis;
◦This is Arrowhead’s first FDA-approved medicine, marking a major milestone for the company as it transitions into commercial-stage;
•Launched REDEMPLO independently in the U.S. with the One-REDEMPLO pricing model that creates a consistent price across current and potential future indications. Initial trends in prescriptions, payor reviews and reimbursement, and early shipments have been encouraging and include the following, to date:
◦Over 100 prescriptions for REDEMPLO have been received to date from a diverse prescriber base, with geographically balanced uptake across the U.S.;
◦Early patient starts fall into three categories: patients transitioning from our Expanded Access Program, patients naïve to the APOC3 class, and patients switching from olezarsen;
◦Patients receiving REDEMPLO include both clinically diagnosed and genetically confirmed FCS, with the majority not required to submit genetic testing to gain access;

•Launched Rely On REDEMPLO, a patient support program providing support services and resources for patients at each stage of the treatment journey with REDEMPLO, including financial assistance options for eligible patients;
•Announced that the Chinese National Medical Products Administration (NMPA) has approved REDEMPLO (plozasiran) for the reduction of triglyceride levels in adult patients with familial chylomicronemia syndrome. REDEMPLO will be marketed in Greater China by Sanofi under an agreement between Sanofi and Arrowhead;
•Announced that Health Canada has issued a Notice of Compliance (NOC) authorizing REDEMPLO™ (plozasiran) as an adjunct to diet to reduce triglycerides in adults with familial chylomicronemia syndrome for whom standard triglyceride lowering therapies have been inadequate. REDEMPLO will be available later this year in Canada and the company anticipates it will be marketed independently by Arrowhead;
Key R&D Events
•Initiated and dosed the first subjects in a Phase 1/2a clinical trial of ARO-DIMER-PA, the company’s investigational RNA interference (RNAi) therapeutic being developed as a potential treatment for atherosclerotic cardiovascular disease (ASCVD) due to mixed hyperlipidemia. ARO-DIMER-PA is designed to silence expression of the proprotein convertase subtilisin kexin 9 (PCSK9) and apolipoprotein C3 (APOC3) genes. This represents an important step forward for the RNAi field as it is the first dual-function clinical candidate to target two genes simultaneously in one molecule;
•Announced interim clinical data on our RNAi-based obesity candidates, ARO-INHBE and ARO-ALK7, showing weight loss in obese patients with diabetes and improved measures of body composition;
◦ARO-INHBE in combination with tirzepatide achieved -9.4% weight loss at week 16 in obese patients with type 2 diabetes mellitus, demonstrating an approximately two-fold improvement versus -4.8% on tirzepatide alone;
◦ARO-INHBE drove robust fat reduction including -23.2% visceral fat, -15.4% total fat, and -76.7% liver fat reduction, representing an approximately three-fold improvement in all these measures versus tirzepatide alone in obese diabetic patients;
◦ARO-ALK7 is the first RNAi-therapeutic to show knockdown in humans of an adipocyte expressed gene and achieved a mean reduction of -88% in ALK7 mRNA with a maximum reduction of -94%;
◦ARO-ALK7 monotherapy achieved a -14.1% (single dose, week 8) placebo adjusted visceral fat reduction;
•Initiated and dosed the first subjects in a Phase 1/2a clinical trial of ARO-MAPT, the company’s investigational RNA interference (RNAi) therapeutic being developed as a potential treatment for tauopathies including Alzheimer’s disease, a progressive neurodegenerative disease characterized by cognitive and functional decline. ARO-MAPT is Arrowhead’s first investigational RNAi-based therapy to utilize a new proprietary delivery system which, in preclinical studies, has achieved blood-brain-barrier penetration and deep knockdown of target genes across the central nervous system (CNS), including deep brain regions, after subcutaneous injection;
•Announced that the U.S. FDA has granted Breakthrough Therapy designation to investigational plozasiran as an adjunct to diet to reduce triglyceride (TG) levels in adults with severe hypertriglyceridemia (SHTG) (TG levels greater than or equal to 500 mg/dL);
Key Corporate Events
•Closed two concurrent public offerings with gross proceeds totaling $930,000,000 and consisting of (i) 0.00% convertible senior notes due 2032 (the “notes”) and (ii) shares of common stock, at a public offering price of $64.50 per share (or, in lieu of shares of common stock to certain investors, pre-funded warrants);
•Triggered a $200.0 million milestone payment from Sarepta Therapeutics, Inc., which was earned on November 20, 2025, when the Company reached the second of two prespecified enrollment targets and subsequent authorization to dose escalate in a Phase 1/2 clinical study of SRP-1003 (formerly ARO-DM1), an investigational RNAi therapeutic for the treatment of type 1 myotonic dystrophy (DM1);
•Announced a global licensing and collaboration agreement with Novartis, which closed on October 17, 2025, for ARO-SNCA, Arrowhead’s preclinical stage siRNA therapy against alpha-synuclein for the treatment of synucleinopathies, such as Parkinson’s Disease, and for other additional collaboration targets that will utilize Arrowhead’s proprietary Targeted RNAi Molecule (TRiM™) platform. Financial terms of the agreement include:
◦Arrowhead received a $200 million upfront payment from Novartis. Arrowhead is also eligible to receive development, regulatory, and sales milestone payments of up to $2 billion. Arrowhead is further eligible to receive tiered royalties on commercial sales up to the low double digits.

Selected Fiscal 2026 First Quarter Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(in thousands, except per share amounts)

	Three months Ended December 31,
OPERATING SUMMARY	2025	2024
Revenue	$264,033	$2,500
Operating Expenses:
Research and development	177,203	137,002
General and administrative expenses	46,021	26,910
Total operating expenses	223,224	163,912
Operating income (loss)	40,809	(161,412)
Total other expense	(12,538)	(13,703)
Income (loss) before income tax expense and noncontrolling interest	28,271	(175,115)
Income tax expense	29	103
Net income (loss) including noncontrolling interest	28,242	(175,218)
Net loss attributable to noncontrolling interest, net of tax	(2,569)	(2,133)
Net income (loss) attributable to Arrowhead Pharmaceuticals, Inc.	$30,811	$(173,085)

Net income (loss) per share attributable to Arrowhead Pharmaceuticals, Inc. - Diluted	$0.22	$(1.39)
Weighted-average shares used in calculating - Diluted	140,706	124,848

	December 31, 2025	September 30, 2025
FINANCIAL POSITION SUMMARY	(unaudited)
Cash, cash equivalents and restricted cash	$201,643	$226,548
Available-for-sale securities, at fair value and short-term investments	714,967	692,818
Total cash resources (Cash, cash equivalents and restricted cash and Available-for-sale securities, at fair value and short-term investments)	916,610	919,366
Other current and long-term assets	687,571	465,929
Total Assets	$1,604,181	$1,385,295

Liability related to the sale of future royalties	$374,997	$367,397
Credit Facility	203,108	254,883
Deferred revenue	165,758	2,399
Other liabilities	297,621	257,200
Total Liabilities	$1,041,484	$881,879

Total Arrowhead Pharmaceuticals, Inc. Stockholders' Equity	568,422	466,052
Noncontrolling Interest	(5,725)	37,364
Total Noncontrolling Interest and Stockholders' Equity	$562,697	$503,416
Total Liabilities, Noncontrolling Interest and Stockholders' Equity	$1,604,181	$1,385,295

Shares Outstanding	137,391	135,702

About REDEMPLO® (plozasiran)
REDEMPLO (plozasiran) is approved by the U.S. Food and Drug Administration as an adjunct to diet to reduce triglycerides in adults with Familial Chylomicronemia Syndrome (FCS). REDEMPLO is an siRNA therapeutic designed to suppress the production of apoC-III, a protein produced in the liver that raises triglyceride levels by slowing their breakdown and clearance. By targeting apoC-III with sustained silencing, REDEMPLO delivers significant reductions in triglyceride levels. REDEMPLO is the first and only siRNA FDA-approved treatment studied in both genetically confirmed and clinically diagnosed patients living with FCS.

For more information about REDEMPLO, visit Our Medicines.

IMPORTANT SAFETY INFORMATION

CONTRAINDICATIONS

None.

ADVERSE REACTIONS
Most common adverse reactions in REDEMPLO treated patients (incidence ≥10% of patients treated with REDEMPLO and >5% more frequently than with placebo) are hyperglycemia, headache, nausea, and injection site reaction.

Please see full Prescribing Information for REDEMPLO®.

About Arrowhead Pharmaceuticals
Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.
For more information, please visit www.arrowheadpharma.com, or follow us on X (formerly Twitter) at @ArrowheadPharma, LinkedIn, Facebook, and Instagram. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” “continue,” “target,” “forecast” or “continue” or the negative of these words or other variations thereof or comparable terminology are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline, products or product candidate or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our beliefs and expectations regarding the long-term impacts of REDEMPLO (plozasiran) on patient health and the health care system; our beliefs and expectations regarding the pricing, value, or expected timing for availability of our drugs and drug candidates; and our believes and expectations around the potential uses and value of the TRiM™ platform. These statements are based upon our current expectations and speak only as of the date hereof. Actual results or outcomes may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties the safety and efficacy of our products and product candidates, pricing and reimbursement decisions related to our products, demand for our products, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
626-304-3400
ir@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
212-915-2578
britchie@lifesciadvisors.com
Media:
LifeSci Communications, LLC
Kendy Guarinoni, Ph.D.
724-910-9389
kguarinoni@lifescicomms.com

Source: Arrowhead Pharmaceuticals, Inc.
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